UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Precision Drilling Corporation

(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Suite 800, 525 - 8th Avenue SW 10350 Richmond Avenue, Suite 700
Calgary Alberta	Houston, Texas	T2P 1G1	77042
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Shares	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Explanatory Note

This Registration Statement on Form8-A is being filed by Precision Drilling Corporation (the "Company"), with the Securities and Exchange Commission in connection with the dual listing of its common shares (the "Common Shares"), with NYSE Texas, Inc. (the "NYSE Texas") under the trading symbol "PDS." The Common Share are currently listed on the New York Stock Exchange under the symbol PDS.

For a description of the Common Shares to be registered hereunder, reference is made to the information set forth under the heading "Capital Structure - Common Shares" in the Company's annual information form filed as exhibit 99.1 to the Registrants Annual Report for the year ended in December 31, 2024 on Form 40F (File No. 001-14534) filed with the Commission on March 10,2024 which information is incorporated by reference herein.

Item 2. Exhibits.

Under the instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date	February 27, 2026		Precision Drilling Corporation
		By:	/s/ Carey T. Ford
Carey T. Ford
President and Chief Executive Officer